UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|

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|_|  Preliminary Proxy Statement

|_|  Confidential, for Use of the Commission Only (as permitted by Rule
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|_|  Definitive Proxy Statement

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|X|  Soliciting Material pursuant to ss.240.14a-12

                               Hughes Supply, Inc.
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                (Name of Registrant as Specified in its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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THIS FILING CONSISTS OF MATERIALS SENT TO EMPLOYEES REGARDING THE PROPOSED
MERGER.

TO:     All Employees

FROM:   Tom Morgan, President and CEO

DATE:   January 10, 2006

RE:     The Home Depot to Acquire Hughes Supply

We are very pleased to announce that our Board of Directors has unanimously approved a merger agreement with The Home Depot(R), the world's largest home improvement specialty retailer and the second largest retailer in the United States. The Home Depot has been focusing in recent years on expanding its markets beyond the retail channel, acquiring several well-run businesses in the wholesale distribution market.

This merger will make us part of one of the country's largest and most admired corporations, and allow us to join forces with other superior distributors that serve the needs of the professional customer market such as National Waterworks, White Cap Construction Supply, The Home Depot Supply -MRO Distribution, Apex Supply and others operating under The Home Depot Supply group of businesses. If all customary conditions are met, the transaction is expected to close as soon as possible pending appropriate regulatory and shareholder approval.

You are part of an historic and exciting event for our company. With fiscal 2004 revenues of $73 billion, The Home Depot is the 13th largest public company in the U.S., providing us with tremendous resources to continue to grow the business and transform the industry. Combining with The Home Depot Supply division, we will become the leading diversified distributor of construction, repair and maintenance-related products in the U.S. with projected 2006 (Hughes' fiscal 2007) sales approaching $12 billion.

The combination will help us develop greater critical mass in purchasing; enhance overall operating effectiveness through scale, simplification and knowledge transfer; and accelerate growth. In addition, Hughes Supply will continue to be based in Orlando, a decision that I know will be well-received by our employees and the Central Florida community. This translates into tremendous growth and advancement opportunities for you, our employees, who are responsible for bringing us to where we are today.

This merger is a result of our ability to execute our business strategy, our excellent financial performance, and our deep-rooted customer relationships, but most importantly, we are being recognized for the commitment and talent of our people. Thanks to your hard work, dedication and focus, we expect to improve upon last year's record performance with good momentum as we enter the next fiscal year. It is more important than ever that we continue to execute and perform to the best of our abilities. We all understand how disruptive an announcement such as this can be, but once again, I ask you to remain focused on your day-to-day responsibilities and continue to demonstrate your commitment to our customers and to excellence in everything you do.

Naturally, you will have a lot of questions, and we promise to share the answers with you as soon as we are able. As you can imagine, there are a lot of decisions to be made over the course of the next several months. However, it is important to keep in mind that things will not change overnight. Until the merger receives the necessary regulatory and shareholder approvals, it will be business as usual and we will continue to execute against the strategy that has served us so well, led by the current executive team.


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Your management teams will be contacting you in the coming days to share information, address your questions and gather your feedback. We plan to deliver frequent updates to keep you aware and informed as events unfold and our company plans this transition.

I thank you for building an organization that we can all be proud of, one that is now being recognized on a magnificent scale. We owe our gratitude and our respect to the Hughes family, to the generations of Hughes employees who have come before us, and to the current associates throughout our company who have shown courage and determination in achieving ambitious goals.

Action: Please share this information and the accompanying press release with all employees as soon as possible.

In connection with the proposed merger, Hughes Supply will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Hughes Supply at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.

Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply's participants in the solicitation is set forth in Hughes Supply's proxy statement dated April 18, 2005 relating to its 2005 Annual Meeting of Stockholders, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

The Home Depot at a Glance:

     |X|  $73 billion in fiscal 2004 sales and net earnings of $5 billion

     |X|  Assets of $39 billion; Stockholders' equity of $24 billion

     |X|  Market Capitalization of $85 billion

     |X| Founded in 1978, The Home Depot has been public since 1981 and its common stock trades on the NYSE under the ticker "HD".

     |X|  It is included in the Dow Jones Industrial Average and the S&P 500

     |X|  325,000 Total Employees: 12,000 The Home Depot Supply Employees

|X| We are merging with a Fortune 13 Company, providing us with access to greater financial and human resources to continue to grow the company and seize the tremendous opportunities the industry has to offer.


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|X|  This is The Home Depot's largest acquisition to date. It more than doubles the size of the current The Home Depot Supply business with projected 2006 (Hughes' Fiscal Year 2007) combined sales approaching $12 billion.

|X| This transaction is strategically important to The Home Depot as it strongly reinforces its strategy to expand its markets. Like Hughes, The Home Depot has invested in businesses, people and technology to build platforms for growth. By joining forces with The Home Depot Supply, we create the leading distributor of construction, repair and maintenance-related products the U.S., merging the best of the best in terms of people, systems and businesses.

|X| Joining forces with a large and well-capitalized organization will provide us with sourcing expertise, critical mass in purchasing, greater management development capabilities and financial resources to continue to grow, develop the industry, and build an even stronger business and will create tremendous growth and development opportunities for our people.

|X| Through the hard work and dedication of our employees, we have built a highly successful organization that we are all justifiably proud of. This transaction proves that large and admired industry leaders such as The Home Depot recognize the value of our strategy, our assets, most notably our people, and see the vast opportunities for continued growth in this market.

|X| Over the past few years, Hughes has been highly successful at implementing systems, integrating acquired companies and building a flexible organizational structure that supports growth, while continuing to focus on our customers' needs and our commitment to superior customer service. The Home Depot values those achievements and that execution, and over the next several months, management from both companies will be looking at the best ways to merge the two businesses and create a world class distributor. In the meantime, until the transaction is closed, we must continue to operate the business as usual.


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
|X| We have built a strong and successful supply business and we will have a strong voice in this merger and in the integration process.

     In connection with the proposed merger, Hughes Supply will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Hughes Supply at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.

     Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply's participants in the solicitation is set forth in Hughes Supply's proxy statement dated April 18, 2005 relating to its 2005 Annual Meeting of Stockholders, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

     STRATEGIC ALTERNATIVES PROCESS

     1. DID THIS MERGER AGREEMENT WITH THE HOME DEPOT RESULT FROM THE BOARD'S REVIEW OF STRATEGIC ALTERNATIVES?

          Yes, this is a result of the Board's review of strategic alternatives. On October 31, we announced that The Board of Directors formed a Special Committee which in turn, hired a financial advisor to help it review the Company's current business plan and evaluate opportunities to realize the Company's potential and to enhance shareholder value.

     2.   WHY DID THE COMPANY CHOOSE TO SELL TO THE HOME DEPOT?

          As we stated in the strategic alternatives announcement, Hughes has been performing very well, growing sales, improving profitability and executing its strategy. In addition, we have an enviable market position and product portfolio, but the landscape of the industry is changing rapidly. With larger and well-capitalized players entering the industry, the Board felt that acting from a position of strength it was an appropriate time to evaluate all strategic alternatives.


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
          The Home Depot is a market leader and possesses a wealth of resources to thrive in an industry where there are still tremendous opportunities for growth. The combination with The Home Depot Supply is positive for all of our constituents, creating significant shareholder value, increasing the opportunities available to our employees, continuing our commitment to superior service to customers, building on the foundation of strong vendor relationships and creating a market leader in the wholesale supply business.

     TIMELINE

     3.   WHAT IS THE APPROVAL PROCESS FOR THE MERGER AND THE ASSOCIATED
          TIMELINE?

          The merger agreement is subject to regulatory and shareholder approval. Within the first few days of signing the merger agreement, the companies will file the necessary documents with the Department of Justice to gain regulatory (Hart-Scott-Rodino) approval. In addition, the Hughes Supply Board of Directors will recommend to shareholders that they approve the merger through a special vote and meeting of shareholders. After regulatory clearance and shareholder approval are obtained, the merger is declared effective and the transaction closes.

     4.   WHAT HAPPENS BETWEEN NOW AND THEN?

          Until the transaction closes, it will be business as usual and we should continue to execute the business plan that has served us so well. It is critically important that we remain focused on our day-to-day responsibilities and that we all continue to perform to the best of our abilities. We should continue to serve our customers and all our constituents with the same level of superior service they have come to expect from Hughes.

     5.   WHAT WILL HAPPEN TO ME AND MY JOB?

          You must keep in mind that our most important, most valuable assets are our employees. Our people are what make this company great and we are being recognized for their commitment and talent. It is too early to determine what, if any, changes may occur to specific jobs. Until the transaction closes, it will be business as usual and it is critically important that we remain focused on our day-to-day responsibilities and that we all continue to perform to the best of our abilities.


     6. HOW WILL THE TWO COMPANIES BE INTEGRATED AND HOW LONG WILL THE INTEGRATION PROCESS TAKE?

          While it is too early to know the exact process, a cross-functional team from both companies will work to integrate operations to develop the best combined pro business. The length of time it will take to fully integrate the two organizations cannot be determined at this time. This merger involves two very large supply organizations coming together.


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
     LEADERSHIP

     7.   WILL SENIOR EXECUTIVES STAY?

          The current Hughes senior executive leadership is expected to remain intact until the transaction closes. While there may be changes after the closing, those have not been determined and we will continue to operate as planned until that time.

     8.   WHO WILL LEAD THE COMBINED ORGANIZATION?

          The current Hughes senior executive leadership is expected to remain intact until the transaction closes. After the closing, Tom Morgan will be leaving Hughes and Joe DeAngelo, executive vice president, The Home Depot Supply, will lead the combined organization.

     HUMAN RESOURCES / BENEFITS

     9.   WILL OUR EMPLOYEE BENEFITS CHANGE?

          Until the transaction closes, Hughes employees will continue under the existing health and welfare plans in which they have enrolled. The 401(k) recordkeeper transition to Fidelity will proceed and employees will continue to participate in the 401(k) plan until the transaction is closed. Employees can then roll existing 401(k) funds into a separate IRA or into The Home Depot 401(k) Plan.

     10.  WILL THERE BE LAYOFFS?

          We cannot predict the future or guarantee a reduction in force will not happen. We can state that the new company cannot be successful without our employees and we believe this translates into tremendous growth and advancement opportunities for our employees. Remember, this merger is about creating a larger company capable of capturing more business with existing and new customers.


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
     11. WILL THIS TRIGGER A CHANGE IN CONTROL? WHAT HAPPENS TO MY STOCK, OR OPTIONS, OR 401(K) PLAN SHARES?

          When the merger transaction is closed, a change of control will take place. At that time, any equity; e.g., restricted shares, performance based restricted shares and options, will be cashed out. A trust will be established to manage the distribution of the equity proceeds. The proceeds from the stock in the 401(k) plan will be reallocated across your other investment options.

     BUSINESS

     12.  WHAT IS THE DIFFERENCE BETWEEN THE HOME DEPOT AND THE HOME DEPOT
          SUPPLY?

          The Home Depot is the world's largest home improvement specialty retailer and the second largest retailer in the United States. The Home Depot is best known for its signature "orange box" store, but they also operate several specialty subsidiaries, including The Home Depot Supply which provides products and services to the professional customer. The Home Depot Supply offers customized solutions that target and meet the evolving needs of specific professional customers involved in residential construction, commercial construction and facility maintenance.

          The Home Depot Supply operates the following distinct business units:

          |X| CREATIVE TOUCH INTERIORS (CTI) - a premier design center partner to national, regional and local production home builders.

          |X| THE HOME DEPOT SUPPLY, MRO DISTRIBUTION - a leading supplier of maintenance, repair and operations (MRO) products to owners and managers of multifamily, hospitality, educational and commercial properties; healthcare providers; and municipal and government facilities.

          |X| WHITE CAP CONSTRUCTION SUPPLY INC. - a leading distributor of specialty hardware, tools and materials targeting large- and medium-sized construction contractors.

          |X| APEX SUPPLY - provides plumbing, HVAC and industrial products to a variety of trade professionals across the Southeast United States.

          |X| CONTRACTORS' WAREHOUSE - a recognized cash and carry professional supplier catering to the specialty heavy "handyman" and light remodeler, a key, fast growing, professional customer segment.

          |X| WILLIAMS BROS. LUMBER COMPANY - the country's fourteenth largest provider of building materials to the professional contractor.


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
          |X| UTILITY SUPPLY OF AMERICA (USABlueBook) - a leading national distributor of maintenance, repair and operations (MRO) supplies to the water and wastewater treatment industry.

          |X| BRAFASCO - a leading supplier of fasteners and industrial supplies to the Canadian market.

          |X| NATIONAL WATERWORKS - a leading distributor of critical products used to build, repair and maintain water and wastewater transmission systems in the United States.

     13. WILL THE HOME DEPOT KEEP THE HUGHES ORGANIZATION INTACT, SELL CERTAIN BUSINESSES OR INTEGRATE THEM INTO THE HOME DEPOT SUPPLY?

          Hughes will be combined with The Home Depot Supply division which includes respected names such as National Waterworks, White Cap Construction Supply, The Home Depot Supply -MRO Distribution, Apex Supply and other businesses that serve professionals in residential and commercial construction and facilities maintenance.

     14.  WILL THERE BE BRANCH CLOSURES AS A RESULT OF THE MERGER?

          Until the transaction closes, it will be business as usual, which may include previously planned branch closures. After the transaction closes, management from both companies will be looking at the best ways to merge the two businesses, become more efficient and create a world class distribution company. In addition, there may be overlapping business presence in certain markets which may require the closing of certain branches.

     15.  WILL HUGHES SUPPLY CONTINUE TO BE BASED IN ORLANDO?

          Yes, plans are to keep the Hughes Supply operation in Orlando.

     16.  WILL WE KEEP OUR CURRENT OPERATING SYSTEMS, ECLIPSE AND SX.E?

          The current thinking is that the combined Hughes Supply and The Home Depot Supply businesses will be on the Hughes Unified operating platform. Hughes has invested a significant amount of financial and human resources in the development and deployment of its Hughes Unified operating platform. And while many of The Home Depot Supply businesses are not on similar systems, through an integrated server, it is now possible to have a common view across businesses, despite different operating systems.

     17.  WILL WE CHANGE OUR NAME TO THE HOME DEPOT SUPPLY?

          There are no immediate plans to change the name of our company. While the long-term plan has not yet been determined, it is important to note that many of the other companies that are now part of The Home Depot Supply group of businesses (National Waterworks, White Cap


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
          Construction Supply, Apex Supply, Williams Brothers Lumber Company) continue to operate under their previous names. Rest assured that much consideration will be given to the significant brand equity built into the Hughes Supply name.

     18.  WHAT PLANS DOES THE HOME DEPOT HAVE FOR THE BUSINESSES?

          After the transaction is closed, The Home Depot will lead the process of determining the going-forward business plan for the combined businesses. However, Hughes has been highly successful over the last few years at implementing systems, integrating acquired companies and building a flexible organizational structure that supports growth, while continuing to focus on our customers' needs and our commitment to superior customer service. The Home Depot values these achievements and the execution, and over the next several months, management from both companies will be looking at the best ways to merge the two businesses and create a world class distributor. We have built a strong and successful business and we will have a strong voice in this merger and in the integration process.

     HUGHES SUPPLY STOCK

     19.  WHAT WILL HAPPEN TO HUG STOCK?

          Upon regulatory and shareholder approval, after the transaction closes, Hughes Supply common stock will be de-listed from the New York Stock exchange. Shareholders will be required to turn in their stock certificates and will receive cash in exchange for their shares of Hughes Supply stock.

     20.  IS THIS A DONE DEAL?

          Until the transaction closes, it is not a done deal. While we have signed a definitive agreement, until the transaction closes, the possibility exists that another strategic or financial buyer could step in and outbid The Home Depot's current offer, or that government regulatory approval becomes problematic.


     Customers and Vendors

     21. WHAT SHOULD I SAY IF I AM ASKED BY A CUSTOMER OR VENDOR ABOUT THE ANNOUNCEMENT?

          In the coming weeks and as this process unfolds, we will be providing you with information to share with customers and vendors detailing the merits of this combination. In the short-term, the announcement should have no impact on our day-to-day business operations. Until the transaction closes, we must remain focused on running the business as usual.


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
          For customers: Our relationship with you remains unchanged. We will continue to provide you with the superior service and performance that you have come to expect from Hughes.

          For vendors: Our relationship with you remains unchanged. We will continue to work diligently with you to serve our mutual customers with the superior products and service that they have come to expect from Hughes.

In connection with the proposed merger, Hughes Supply will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Hughes Supply at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.

Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply's participants in the solicitation is set forth in Hughes Supply's proxy statement dated April 18, 2005 relating to its 2005 Annual Meeting of Stockholders, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.





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